UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment to Form 8-K filed on March 18, 2008

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008.

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

791 Park of Commerce Blvd., Suite 300, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 509-0911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    Unregistered Sales of Equity Securities

The Registrant, Nutra Pharma Corp, is hereafter referred to as “we”, “us” or “our”.

On March 13, 2008, we completed a private placement of restricted shares of our common stock, whereby we sold to thirteen (13) accredited investors an aggregate of 14,440,000 shares at a price per share of $0.025 (collectively, “the 14,440,00 Shares”). We received total gross proceeds of $361,000 from the sale of the Shares. On March 19, 2008,   we completed a private placement of restricted shares of our common stock, whereby we sold to one (1) accredited investors an aggregate of 5,300,000 Shares at a price per share of $0.025 (collectively, “the 5,300,000 Shares”). We received total gross proceeds of $132,500  from the sale of the 5,300,000 Shares.  In connection with the sale of the 14,400,000 Shares and the 5,300,000 Shares , we also granted one (1) Warrant for each Share sold giving each accredited investor the right to purchase one additional share until December 31, 2012 at an exercise price of $0.10 per share.  The 14,400,000 Shares were sold to the thirteen (13) accredited investors in the following share denominations: (a) 540,000; (b) 4,000,000; (c) 300,000; (d) two (2) accredited investors at 400,000 shares each; (e) 7,300,000; (f) 400,000; (g) 100,000; (h) 100,000; (i) 200,000; and  (j) one (1) accredited investor at 200,000 shares each.

The shares were offered and sold and the warrants were granted in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D promulgated thereto. The sales were made only to accredited investors as defined in Rule 501 of Regulation D under the Securities Act.

On March 13, 2008, our Board of Directors authorized the issuance of an aggregate of 17,000,000 shares of restricted common stock in exchange for services rendered, as follows:

•	1,000,000 shares each to four (4) consultants;
•	2,000,000 shares to one (1) consultant;
•	1,000,000 shares to one of our employees;
•	5,000,000 shares to Rik J. Deitsch, our Chief Executive Officer/Chairman of the Board;
•	2,500,000 shares to Stan Cherelstein, our Director; and
•	2,500,000 shares to Stewart Lonky, our Director.

The shares described above were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereto.

On March 14, 2008, our Board of Directors accepted and approved an offer made by our Chief Executive Officer/Chairman of the Board, Rik J. Deitsch, to discharge $1,200,000 of Mr. Deitsch’s outstanding loan to us in exchange for 48,000,000 shares of our restricted common stock. The price per share in this loan conversion was $0.025. After this conversion, the remaining balance of Mr. Deitsch’s loan to us is $812,749.

As of March 18, 2008, after taking into consideration the issuance of the shares described above in Item 3.02, there are 166,635,682  shares of our common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.

Dated: April 7, 2008	By:	/s/ Rik J. Deitsch
Rik J. Deitsch
Chairman and Chief Executive Officer